Exhibit 10.5

                         PILOT CORPORATE SERVICES, INC.


                                                                   March 2, 2004


Mr. T. Scoff Conley, President 02 Secure Wireless, Inc. 3350 Riverwood PKWY, Suite 1900 Atlanta, Georgia 30339

RE: Business Process Outsource Agreement

Dear Mr. Conley:

     This letter is to confirm the engagement of Pilot Corporate Services, Inc. ("Pilot") by 02 Secure Wireless, Inc. (the "Company") effective March 2, 2004, for purposes of providing on a non-exclusive basis, Business Process Outsource Services as more detailed herein in consideration for the fee and compensation described below.


     The Company agrees to provide Pilot such information, historical financial data, projections, proformas, business plans and other information in the possession of the Company which Pilot may reasonably require to complete the duties set forth herein. It is expressly understood that the responsibility for the accuracy of such information will be that of the Company and that to the best knowledge and belief of the Company any information provided to Pilot will not contain any untrue statement and will not omit or misstate any material fact. The Company authorizes Pilot to use such information and documents in connection with the services to be provided as described below. Pilot shall preserve the confidentiality of such information and documents and return all information, materials and documents to the Company upon expiration of this agreement.


     Pilot will furnish ongoing advisory and management consulting services to the Company, including but not limited to, providing strategic advice/direction regarding a transition or transformation of the Company from the private sector to the public sector. The Company hereby engages Pilot to provide the services as described herein. Such services will generally include advice to and consulting with the Company's management and helping the Company develop its business plan. Pilot will also provide additional services to the Company, including assisting in the preparation and format of due diligence meetings and attendance at selected Investment community conventions and trade shows.


     The Company hereby engages Pilot to make introductions of officers of the Company to SEC qualified attorneys and auditors, investment bankers, broker dealers, analysts, and other consultants and advisors which Pilot believes to be in the best interest of the Company for purposes of completing its business and financial planning.


                          4545 Wieuca Road * Building 2
                            Atlanta * Georgia * 30342
                      PHONE 404-236-0134 * FAX 404-236-0135

                                                                         Initial

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     During the course of this  agreement,  Pilot may introduce the Company to a wide range of persons and/or entities, and the Company hereby agrees that it shall neither itself nor through the agency of its officers, directors, employees, agents and/or affiliates circumvent Pilot, contract and/or negotiate directly or indirectly with any of the introduced parties, their officers, directors, employees, agents and! or affiliates for any reason whatsoever, nor shall they reach any agreement or understanding, formal or informal, written or otherwise, for a period of 2 (two) years from the date of each introduction, as mentioned above, without the prior knowledge, permission and written consent of Pilot and not unless a mutually acceptable financial remuneration arrangement between Pilot and the Company for the representation and/or introduction is concluded, in writing. Pilot shall be entitled to a reasonable compensation on all other transactions concluded between the Company and any and all introduced parties, as mentioned above.


     The term of this Agreement shall be for a period of 12 (twelve) months from the time of execution hereof, and may be extended at the discretion of both the Company and Pilot; this agreement is contingent on the Company being able to raise capital for the consideration.


     In consideration of the aforesaid services to be performed on behalf of the Company by Pilot, the Company agrees to compensate Pilot by paying a fee of $120,000 due and owing upon signature of this agreement and payable in the amount of $30,000 upon signing and $10,000 on the 15th day of each and every succeeding month for period of nine months.


     If the Company fails to pay the agreed upon monthly fee, interest will accrue at 18% per annum on any unpaid balance.


     In addition, in consideration of the aforesaid services to be performed on behalf of the Company by Pilot, the Company agrees to issue to Pilot, or its designees, One million, Five Hundred Thousand (1,500,000) of the Company's restricted common shares. This share compensation has a value of One Thousand Dollars ($1,000). The Company will undertake to register these shares at the earliest possible time (if applicable through an S-8; S3, SB-2or S-1 registration). The parties hereto agree that said shares are due owing and payable upon the signing of this Agreement.


     If the Company decides to terminate Pilot for any reason, the Company shall give 30 days written notice of termination to Pilot. If terminated, Pilot shall not be required to perform any additional services as outlined in this agreement and all monies and shares due and owing pursuant to this agreement shall be deemed earned. Pilot shall at its discretion be permitted to assign in part or in whole this agreement to any other entity of its choice, which assignment shall be binding upon the Company.


     The Company represents and warrants that it has provided Pilot access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Company represents that it will continue to provide Pilot with any information or documentation necessary to verily the accuracy of the information or documentation contained in the filing of any registration statement or other periodic reporting documents to be filed pursuant to the rules and regulations of the Securities Act of 1933 or the Securities Exchange Act of 1934.

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     The Company  further  agrees to reimburse  Pilot for all  reasonable out of pocket expenses to include travel, printing, mailing, and telecommunication cost which Pilot may incur as a result of services which it performs under this Agreement, provided however, that any particular item of expense in excess of $1,000 shall require the prior approval of the President of the Company before the expense is incurred. Pilot shall submit expense statements to the Company on a monthly basis and the Company shall reimburse such expenses promptly thereafter.


     Each party agrees that it will not at any time, other than what is deemed reasonable and required for a regulated firm or under applicable statutes and regulations, whether during the term of this Agreement or thereafter, use or disclose or otherwise reveal, directly or indirectly, to any third party, any confidential information provided by either party to the other. Confidential information shall include, but not be limited to, any contract terms, product information, design process, trade secret, prices, fees, financing arrangements, schedules and other information concerning this Agreement or its performance by either party, or any confidential records, data or information of either party; or any customer lists, contracts or other information; or any business opportunities for new or developing business; references, product or technology information, and all other information that becomes known to either party through its dealings with the other party, without the advance specific written consent of the other party; except that nothing herein shall be construed to prohibit (i) using or disclosing such information as shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, and (ii) complying with legal process.


     The Company agrees to indemnify and hold Pilot and its directors, officers, employees and assigns harmless against any and all losses, claims, costs, damages or liabilities, including the reasonable fees and expenses of counsel in connection with investigating, defending or settling any actions or claim caused by the statements or omissions to state set forth below, to which any of them may become subject arising in any manner out of or in connection with the rendering of services by Pilot hereunder or otherwise in connection with this letter agreement, insofar as such losses, claims, costs, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the information furnished by the Company to Pilot in accordance herewith or any omission or alleged omission to state therein the material fact required to be stated therein or necessary to make the statements therein not misleading.


     Pilot agrees to indemnify and hold the Company and its directors, officers, employees, agents and assigns harmless to the same extent as the foregoing indemnity (including the reasonable fees and expenses of counsel) from the Company to Pilot but only with reference to written information furnished by Pilot to the Company concerning itself or its business specifically for use in the preparation of the documentation contemplated by this letter of agreement.


     Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any claim or action with respect to which indemnity may be sought hereunder, the indemnified party shall notify the indemnifying party in writing and the indemnifying party shall be entitled to assume any defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different


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from  or  in  addition  to  those  available  to  the  indemnifying  party,  the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf or such indemnified party or parties. The indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys for the indemnified parties.


     Any indemnifying party shall not be liable for any settlement of any action effected without the written consent of such indemnifying party.


     If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the parties' intent in agreeing to the original provision. The remaining provisions of this Agreement shall continue in MI force and effect. By signature hereto the Company agrees to release Pilot from any previous nondisclosure agreements concluded insofar as, it releases Pilot to deliver to potential investors what ever material or information, written or verbal, is required by the investors to make an investment decision.


     This agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and, shall not be modified or amended, except in writing and signed by all the parties hereto.


     In the event that it is necessary for a party to retain an attorney in connection with this agreement, whether or not litigation is commenced, the prevailing party shall be entitled to reimbursement for attorney's fees, costs and expenses associated therewith.


     This agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia.


     The terms owners, co-owners, parent companies, successors and assigns. of the Agreement shall be binding upon the respective parties hereto, their corporate successors, partners, associates, employers, affiliates, subsidiaries, nominees, representatives, employees, agents, clients, consultants and successors and assigns.


     A signed copy of this agreement transmitted by facsimile shall constitute an original of this agreement and shall be binding upon the parties the same as an original hereof.

Sincerely,                                  Agreed and Accepted by,

/s/ Warren L. Traver                        /s/ T. Scott Conley
----------------------------                -----------------------------
Warren L. Traver                                T. Scott Conley
Pilot Corporate Services, Inc.              02 Secure Wireless,, Inc.
President                                   President
Signed on this the 2nd day                  Signed on this the 2nd day
of March, 2004                              of March, 2004


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